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                          COSTCO COMPANIES, INC.
                               SUBSIDIARIES

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                                          STATE OR OTHER
                                          JURISDICTION OF               NAME UNDER WHICH
                                         INCORPORATION OR                SUBSIDIARY DOES
SUBSIDIARIES                               ORGANIZATION                      BUSINESS
------------                             ----------------       ------------------------------
Costco Wholesale Corporation                  Washington        Costco Wholesale Corporation, Costco Wholesale

The Price Company                             California        The Price Company, Price Club, Costco Wholesale

Costco Wholesale Canada Ltd.                  Canadian          Costco Wholesale Canada
                                              Federal           Ltd., Costco Wholesale

Price Costco Canada Inc.                      Canadian          Price Costco Canada Inc.,
                                              Federal           Price Costco, Costco

Price Costco Canada Holdings Inc.             Canadian          Price Costco Canada Holdings Inc.
                                              Federal
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